Exhibit 10.5

CHARTER FRAMEWORK AGREEMENT

by and among

DOUBLE HULL TANKERS, INC.,

AND

OSG INTERNATIONAL, INC.

AND

EACH OF THE CHARTERERS NAMED HEREIN

THIS CHARTER FRAMEWORK AGREEMENT is entered into as of October 6, 2005 by and among Double Hull Tankers, Inc., a Marshall Islands corporation (the “Company”), OSG International, Inc. (“OIN”), and each of the owners (the “Owners”) and the charterers (the “Charterers”) named on Schedule A hereto.  The Company, the Owners, OIN and the Charterers are collectively referred to herein as the “Parties.”

 RECITALS:

 WHEREAS, the Owners are the owners of those vessels (the “Vessels”) set forth opposite their names on Schedule A hereto;

WHEREAS, pursuant to the Memoranda of Agreement, wholly owned subsidiaries of OIN have agreed to sell to the Owners, and the Owners have agreed to purchase from such subsidiaries, the Vessels on the terms and subject to the conditions set forth therein;

WHEREAS, pursuant to the Time Charters, each of the Owners has agreed to charter its Vessel to one of the Charterers, as set forth on Schedule A, on the terms and subject to the conditions set forth therein;

WHEREAS, the Parties desire to enter into this Agreement to evidence the Parties’ understanding with respect to the calculation and payment of certain profit sharing payments related to the Time Charters;

 NOW, THEREFORE, in consideration of the premises and the covenants, conditions, and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

(a) “Additional Hire Payment Amount” is defined in Section 2.01.

(b) “Affiliate” of a Person means any Person directly or indirectly controlling, controlled by, or under common control with such Person.

(c) “Aframax” means the Overseas Cathy, the Overseas Sophie, the Rebecca and the Ania.

(d) “Agreement” means this Charter Framework Agreement, as it may be amended, modified, or supplemented from time to time.

(e) “Basic Hire” shall have the meaning set forth in Clause 99 of each of the Time Charters.

(f) “Broker Panel” means The Association of Shipbrokers and Agents Tanker Broker Panel or another panel of brokers mutually acceptable to the Company and OIN.

(g)  “Business Day” means any day other than (a) Saturday or Sunday or (b) any other day on which banks in New York, New York are permitted or required to be closed.

(h) “Calculated Additional Hire” means:

(A) if the Aggregate TCE Revenue exceeds the Aggregate Basic Hire Paid, an amount equal to (x) the difference of the Aggregate TCE Revenue minus the Aggregate Basic Hire Paid, times (y) 40%; and

(B) if the Aggregate TCE Revenue is less than the Aggregate Basic Hire Paid, zero dollars.

(i) “Calculation Period” is defined in Section 4.02(a) for the period commencing on the Effective Date through September 30, 2006 and in Section 4.03(a) for periods after September 30, 2006.

(j) “Effective Date” means the date on which the Owners have completed the purchase from OIN’s subsidiaries of the Vessels and the Time Charters become effective.

(k)  “GAAP” means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Public Company Accounting Oversight Board and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

(l) “Memoranda of Agreement” means those certain Memoranda of Agreement, dated as of September 20, 2005, between certain subsidiaries of OIN and the Owners.

(m) “Monthly Pool Revenue” is defined in Section 3.02(c).

(n) “Offhire Adjustment” is defined in Section 2.03(b).

(o) “Operated in a Pool” is defined in Section 3.02.

(p) “Owners” means the vessel owning subsidiaries named on Schedule A hereto.

(q) “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.

(r) “Pool” means the Aframax International Pool, the Tankers International Pool and any other pooling arrangement that OIN subsequently selects to perform the commercial management of the Vessels on behalf of a Charterer or Charterers.

(s) “Pool Revenue” is defined in Section 3.02(b) when a Vessel is Operated in a Pool for all of a calendar quarter and in Section 3.02(c) when a Vessel is Operated in a Pool for part of a calendar quarter within a Pool.

(t) “Spot Revenue” is defined in Section 3.04.

(u) “Time Charters” means those certain Time Charters, dated as of October 6, 2005, between the Charterers and the Owners, in each case with respect to the Vessel owned by each such Owner, as set forth on Schedule A.

(v) “Time Charter Revenue” is defined in Section 3.03.

(w) “Transferee” is defined in Section 4.01(b).

(x) “Vessels” is defined in the first recital.

(y) “VLCC” means the Overseas Ann, the Overseas Chris and the Regal Unity.

ARTICLE II

ADDITIONAL HIRE

SECTION 2.01. Payment of Additional Hire.  OIN hereby agrees to pay to the Company charter hire in addition to the Basic Hire payable under the Time Charter in accordance with the terms and conditions of this Agreement.  Any such additional charter hire is referred to herein as “Additional Hire.”  Any Additional Hire that is payable hereunder shall be paid quarterly in an amount equal to the “Additional Hire Payment Amount”, as that amount is calculated in accordance with Sections 4.02 and 4.03.  OIN shall pay to the Company the Additional Hire Payment Amount on the 35th day following the last day of such calendar quarter (the “Additional Hire Payment Date”); provided that if such date is not a Business Day, then the Additional Hire Payment Date shall be the next succeeding Business Day following such date. Such payments shall be made by wire transfer of immediately available funds to the wire transfer address of the Company.  All calculations necessary to determine the Additional Hire Payment Amount shall be made by OIN.  All references to “days”, “months”, “quarters” or other time periods shall be interpreted to be references to such time periods or to any pro rata portion thereof, for purposes of the calculations set forth herein.

SECTION 2.02. Sample Calculations.  Schedules B-1 and B-2 set forth sample calculations that illustrate the calculations that are used to determine both the Additional Hire Payment Amount and the Spot Revenue.  These Schedules  shall be interpreted to clarify, but not contradict, the terms set forth in this Agreement.

SECTION 2.03. Offhire Adjustment.  (a)  Although the parties contemplate that the Vessels shall be employed in such a manner that there shall not be any discrepancy between off-hire under the Time Charters and any employment of the Vessels by the Charterers, in the event of any such discrepancy, the Aggregate Basic Hire Paid shall be subject to an Offhire Adjustment during any quarter in which any Vessel:

(i) was on-hire while it Operated in a Pool or under a subcharter for a greater period than it was on-hire under its Time Charter or

(ii) was on-hire under its Time Charter for a greater period than it was on-hire while it Operated in a Pool or under a subcharter.

(b) The Offhire Adjustment shall be calculated for each Vessel to which Section 2.03(a) applies as follows:

(i) in the case of a Vessel to which Section 2.03(a)(i) applies, its share of Aggregate Basic Hire Paid shall be deemed to be equal to the amount of Basic Hire actually paid with respect to the Vessel increased by an amount equal to:

(A) the number of days the Vessel was on-hire while it Operated in a Pool or on-hire under a sub time charter minus the number of days the Vessel was on-hire under its Time Charter times (B) the Basic Hire rate for that Vessel for the relevant time period.

(ii) in the case of a Vessel to which Section 2.03(a)(ii) applies, its share of the Aggregate Basic Hire Paid shall be deemed to be equal to the amount of Basic Hire actually paid with respect to the Vessel decreased by an amount equal to:

(A) the number of days the Vessel was on-hire under its Time Charter minus the number of days the Vessel was on-hire while it Operated in a Pool or on-hire under a sub time charter times (B) the Basic Hire rate for that Vessel for the relevant time period.

(c) For the avoidance of doubt, the Offhire Adjustment shall be used only for the purpose of determining the Additional Hire Payment Amount and shall not affect the payment of Basic Hire to the Owners under the Time Charters.

ARTICLE III

CALCULATION OF REVENUE CONTRIBUTION BY TYPE OF EMPLOYMENT

SECTION 3.01. Each calendar quarter, OIN shall determine Additional Hire by referring to the type of employment that each Vessel engaged in during the relevant time period:

(a) for the days during the quarter that a Vessel Operated in a Pool, if any, Pool Revenue shall be calculated for the quarter;

(b) for the days during the quarter that a Vessel operated outside of a Pool and was subchartered under a time charter, if any, Time Charter Revenue shall be calculated for the quarter; and

(c) for the days during the quarter that a Vessel was operated outside of a Pool and not subchartered under a time charter, if any, Spot Revenue shall be calculated for the quarter.

SECTION 3.02. Pool Revenue.

(a) As of the date hereof, each Vessel is being “Operated in a Pool,” meaning that the Vessel has been entered into a Pool and not withdrawn, regardless of whether the Vessel has been put off-hire by the Pool.  Schedule C sets forth a description of the method used by Tankers International Pool and Aframax International Pool in determining the amount of pool earnings that are allocated to vessels Operated in a Pool, and OIN represents and warrants the accuracy of the description in Schedule C as of the date hereof.  Promptly upon the occurrence of any event that would result in a material change to the description contained in Schedule C, or upon the entry of a Vessel into any Pool other than, or withdrawal from, Tankers International Pool or Aframax International Pool, OIN shall inform the Company of such change and shall provide an updated Schedule C.

(b) For any quarter during which a Vessel is Operated in a Pool for all of such quarter, Pool Revenue shall be equal to:

(i) the time charter equivalent revenue allocated to the Vessel by the manager of the Pool reduced by any administrative or other expenses allocated to the Vessel by the manager of the Pool, in each case for the calendar year to date ended on the last day of such quarter; less

(ii) the time charter equivalent revenue allocated to the Vessel by the manager of the Pool reduced by any administrative or other expenses allocated to the Vessel by the manager of the Pool, in each case for the calendar year to date ended on the last day of the prior quarter, unless the quarter in question is the first quarter of the calendar year in which case there is no subtraction;

(iii) plus (or minus) any downward (or upward) net revenue adjustments subsequent to the Effective Date related to periods (x) prior to the Effective Date or (y) subsequent to the sale of the Vessel, as determined by the manager of the Pool, to reverse any adjustments in the net revenue allocated to the Vessel by the manager of the Pool that are not attributable to the time period after the Effective Date.

(c) For any quarter during which a vessel is Operated in a Pool for part but not all of such quarter, Pool Revenue shall be calculated on a monthly basis and shall be equal to the sum of Monthly Pool Revenue for each whole or partial month in such quarter in which a Vessel is Operated in a Pool.  “Monthly Pool Revenue” shall be equal to:

(i) the time charter equivalent revenue allocated to the Vessel by the manager of the Pool reduced by any administrative or other expenses allocated to the Vessel by the manager of the Pool, in each case for the calendar year to date ended on the last day of the month in question; less

(ii) the time charter equivalent revenue allocated to the Vessel by the manager of the Pool reduced by any administrative or other expenses allocated to the Vessel by the manager of the Pool, in each case for the calendar year to date ended on the last day of the immediately preceding month;

(iii) plus (or minus) any downward (or upward) net revenue adjustments subsequent to the Effective Date related to periods (x) prior to the Effective Date or (y) subsequent to the sale of the Vessel, as determined by the manager of the Pool, to reverse any adjustments in the net revenue allocated to the Vessel by the manager of the Pool that are not attributable to the time period after the Effective Date;

(iv) if the Vessel was in a Pool for only a portion of a month and the manager of the Pool allocates time charter equivalent revenue for the full month to the Vessel (as in the month in which the Effective Date occurs or the month in which a Transfer occurs), then the result is multiplied by a fraction, the numerator of which is the number of days the Vessel was on hire in the Pool in such month and the denominator of which is the number of days in such month; and

(v) if the vessel was in a Pool for only a portion of a month and the manager of the Pool allocates time charter equivalent revenue on a pro-rata based on the number of days elapsed in the month, then the above Section 3.02(c)(iv) shall not apply.

SECTION 3.03. Time Charter Revenue.  For any quarter during which a Vessel is not Operated in a Pool and is subchartered by its Charterer under a time charter, Time Charter Revenue shall be calculated.  “Time Charter Revenue” shall be equal to the actual time charter revenue recorded by a Charterer in respect of a Vessel during such period, calculated in accordance with GAAP, less actual shipbroker commissions and commercial management fees incurred by such Charterer with respect to such time charters; provided that such shipbroker commissions shall not exceed 2.5% of the actual time charter revenue recorded by the Charterer in the applicable time period and such commercial management fees shall not exceed 1.25% of the actual time charter revenue recorded by such Charterer in the applicable time period.

SECTION 3.04. Spot Revenue.  For any quarter during which a Vessel (i) is not Operated in a Pool and (ii) is not subchartered by its Charterer under a time charter, Spot Revenue shall be calculated for that Vessel by reference to the number of days the Vessel was on-hire under its Time Charter.  “Spot Revenue” for each Vessel shall be equal to the Weighted Average TCE Rate multiplied by the number of days in the Spot Period for that Vessel.

(a) For purposes of determining the Spot Revenue, the following definitions shall be used:

(i) “Weighted Average TCE Rate” means:

(A) for the VLCCs, the sum of (x) the Average TCE Spot Rate for Route A for the Spot Period multiplied by 50%, (y) the Average TCE Spot Rate for Route B for the Spot Period multiplied by 46% and (z) the Average TCE Spot Rate for Route C for the Spot Period multiplied by 4%; and

(B) for the Aframaxes, the sum of (x) the Average TCE Spot Rate for Route D for the Spot Period multiplied by 50%, (y) the Average TCE Spot Rate for Route E for the Spot Period multiplied by 25% and (z) the Average TCE Spot Rate for Route F for the Spot Period multiplied by 25%.

(ii) “Spot Period” is the number of days in a quarter during which a Vessel is not Operated in a Pool, is not subchartered by its Charterer under a time charter and is on-hire under its Time Charter.

(iii) “Average TCE Spot Rate” is calculated for each Vessel and the Routes applicable to it and is an amount expressed as US dollars per day obtained by dividing Net Freight Income by Voyage Duration.

(iv) “Route” means Routes A, B and C for the VLCCs and Routes D, E and F for the Aframaxes and “Cargo Size” means the amount corresponding to the applicable Route in the table below:

Route	Port Descriptions	Cargo Size
VLCC Routes
Route A	Ras Tanura to Chiba (1)	250,000 tons
Route B	Ras Tanura to LOOP (2),(3)	280,000 tons
Route C	Offshore Bonny to LOOP (3)	260,000 tons
Aframax Routes
Route D	Puerto la Cruz to Corpus Christi	70,000 tons
Route E	Sullom Voe to Wilhelmshaven	80,000 tons
Route F	Banias to Lavera	80,000 tons

(1) Via Straits of Malacca
(2) Via Cape of Good Hope
(3) Bunkering stop in St. Eustatius

(v) “Voyage Duration” shall be expressed in days, rounded to the nearest 1/100, and, for any Route, shall be equal to the number of days that the Vessel would travel the Voyage Distance of a Route on a round trip (with one leg being laden and one leg being in ballast) at the Voyage Speed  plus Time in Port.

(vi) “Voyage Distance” for each Route shall be equal to the distance published for such Route from time to time in the “World-Wide Marine Distance Tables” published by British Petroleum, plc. and adjusted, as necessary, to a one-way basis for each leg of the Route as the Route is defined.

(vii) “Voyage Speed” shall equal:

(A) for the Overseas Cathy and Overseas Sophie: 13.875 knots (which is calculated by using 15 knots in laden condition and in ballast condition less a steaming allowance of 7.5 % to allow for weather and navigation).

(B) for the Rebecca and the Ania: 12.3025 knots (which is calculated by using 13.3 knots in laden condition and in ballast condition less a steaming allowance of 7.5% to allow for weather and navigation).

(C) for the VLCCs: 13.64375 knots in laden condition and 14.56875 knots in ballast condition (which is calculated by using 14.75 knots in laden condition and 15.75 knots in ballast condition less a steaming allowance of 7.5% to allow for weather and navigation).

(viii) “Time in Port” means:

(A) for Aframaxes: 2 days loading, 2 days discharging and 1 day idling time, for a total of 5 days; and

(B) for VLCCs: 3 days loading, 3 days discharging and 1.5 days idling time, for a total of 7.5 days.

(ix) “Freight Income” is the product of (A) the average of the daily spot rates, expressed in Worldscale Points, for the days in the Spot Period, as determined by the Broker Panel, for the Vessel’s class on each Route applicable to the Vessel (the “Average WS Spot Rate”), (B) the Worldscale flat rate for the applicable Routes, as set forth in the New Worldwide Tanker Nominal Freight Scale issued by the Worldscale Association for the Spot Period times 0.01, and (C) the Cargo Size for the applicable Routes.

(x) “Net Freight Income” means Freight Income minus the sum of (A) Freight Income times 0.0375 (which consists of brokerage commissions of 2.5% and commercial management costs of 1.25%), (B) Bunker Costs and (C) the sum of port tariffs, tugs and other port call expenses for loading and discharging at the ports described in the definition of Route for the applicable Routes, converted to US Dollars at the spot exchange rate in effect on the last calendar day of the Spot Period.

(xi) “Bunker Costs” means Bunkers Used by a Vessel for each Route applicable to it multiplied by the Bunker Price.

(xii) “Bunkers Used” is expressed in tons and means the sum of:

(A) Load Port Bunkers Used, being:

(1) for the Overseas Cathy and the Overseas Sophie: 20 tons,

(2) for the Rebecca and the Ania: 20 tons,

(3) for the VLCCs: 50 tons;

plus

(B) Laden Leg Bunkers Used, being the amount equal to the product of (x) the Voyage Distance of that Route divided by the product of (i) the Voyage Speed of the Vessel in laden condition times

(ii) 24 (the number of hours in a day), multiplied by (y) the amount equal to:

(1) for the Overseas Cathy and Overseas Sophie: 60 tons per day,

(2) for the Rebecca and the Ania: 37 tons per day,

(3) for the VLCCs: 105 tons per day;

plus

(C) Discharge Port Bunkers Used, being:

(1) for the Overseas Cathy and the Overseas Sophie: 20 tons,

(2) for the Rebecca and the Ania: 20 tons,

(3) for the VLCCs: 200 tons;

plus

(D) Ballast Leg Bunkers Used, being the amount equal to the product of (x) the Voyage Distance of that Route divided by the product of (i) the Voyage Speed of the Vessel in ballast condition times (ii) 24 (the number of hours in a day), multiplied by (y) the amount equal to:

(1) for the Overseas Cathy and Overseas Sophie: 60 tons per day,

(2) for the Rebecca and the Ania: 37 tons per day,

(3) for the VLCCs: 100 tons per day.

(xiii) “Bunker Price” means:

(A) for Aframaxes: the average of the daily mean prices in effect during the Spot Period for Marine Fuel Oil grade IFO 380 CST, for the following ports and weighted as indicated:

(1) Houston (50% weighting),

(2) Rotterdam (25% weighting), and

(3) Gibraltar (25% weighting);

(B) for VLCCs: the average of the daily mean prices in effect during the Spot Period for Marine Fuel Oil grade IFO 380 CST, for the following ports and weighted as indicated:

(1) Fujairah (50% weighting), and

(2) Houston (50% weighting),

as published by Platts Bunkerwire, or a similar publication or quotation service mutually acceptable to the Company and OIN.  Prices that are not expressed on a delivered basis shall be increased by the amount of average barge delivery charges in the applicable port for the Spot Period in question.

SECTION 3.05. Special Provisions Regarding the Calculation of Spot Revenue:

(a) If, in OIN’s reasonable opinion, the Routes cease to represent routes on which very large crude carriers or aframaxes generally operate on, then OIN may request the approval of the Company, which may not be unreasonably withheld, to instruct the Broker Panel to select alternative notional routes, which shall be proposed by OIN to the Broker Panel, that most closely match alternative routes then being used by very large crude carriers or Aframaxes, as the case may be, and such alternative routes shall be substituted for the Routes;

(b) If, in OIN’s reasonable opinion, it becomes impractical or dangerous for very large crude carriers or Aframaxes to operate on the Routes due to war, hostilities, warlike operations, civil war, civil commotion, revolution or terrorism (“Hostilities”), then OIN may request the approval of the Company, which may not be unreasonably withheld, to instruct the Broker Panel to select alternative notional routes that reasonably reflect realistic alternative routes, which shall be proposed by OIN to the Broker Panel, as substitutes for the Routes for the duration of such Hostilities;

(c) If a Route is substituted pursuant to clauses (a) or (b) above, or if in OIN’s reasonable opinion the bunkering ports for which bunker prices are used for the purpose of determining the Bunker Price cease to be representative of bunkering practice for a Route or Routes, the bunkering ports may, on the request of OIN, the approval of the Company for which may not be unreasonably withheld, be changed and appropriate weights assigned to reflect the changed circumstances.

(d) If the New Worldwide Tanker Nominal Freight Scale issued by the Worldscale Association ceases to be published, the Broker Panel shall use its best judgment in determining the nearest alternative method of assessing the market rates on the specified voyages.

(e) For periods in which a Vessel or Vessel is earning Spot Revenue, Voyage Speed and bunker consumption rates used to calculate Bunkers Used shall be recalculated by OIN per industry convention on an annual basis for the vessel class (as outlined in the definitions of Bunkers Used and Voyage Speed) of each Vessel earning Spot Revenue.  Voyage Speed and/or bunker consumption rates for a given vessel class shall be updated to the newly remeasured value or values for changes equal to or greater than 0.5 knots or 5 tons per day, respectively, from the pre-existing value or values to be used prospectively in the calculation of Spot Revenue.

(f) On the last day of any calendar quarter which contains a Spot Period for any Vessel during such quarter, or the next succeeding Business Day if such date is not a Business Day, OIN shall instruct the Broker Panel to determine the applicable Average WS Spot Rates for the relevant Spot Period(s) for each such Vessel.  OIN shall instruct the Broker Panel to deliver the Average WS Spot Rates no later than the fifth Business Day following the day on which it makes its request.  Upon receipt of the Broker Panel’s determination of the Average WS Spot Rates, OIN shall calculate the Spot Revenue for each such Vessel for the quarter.  Within five Business Days following the receipt of the Average WS Spot Rates from the Broker Panel, OIN shall send a notice to the Company, which shall include the Broker Panel’s determination of the Average WS Spot Rates, that sets forth, in reasonable detail, the calculations made by OIN in determining the Spot Revenue for each such Vessel.  When it receives all the necessary information, OIN shall calculate the Additional Hire Payment Amount and, if requested, OIN shall provide such additional supporting schedules and records as are reasonably requested by the Company so that it may independently confirm the accuracy of the Additional Hire Payment Amount.  On the Additional Hire Payment Date, OIN shall provide a final certified schedule that that sets forth, in reasonable detail, the calculations made by OIN in determining the Additional Hire Payment Amount.

ARTICLE IV

CALCULATION OF ADDITIONAL HIRE

SECTION 4.01. General Provisions.  The following provisions shall apply to the calculation of the Additional Hire Payment Amount at all times:

(a) Aggregate Calculations.  The Additional Hire Payment Amount shall be calculated in respect of each Calculation Period on a fleetwide basis, as set forth in Sections 4.02 and 4.03.

(b) Additional Hire Payment Amount with Respect to a Transferred Vessel.  If there is a transfer to a third party of a Vessel or of the company that owns a Vessel (the “Transfer”), then the Charterer of such Vessel shall pay

Additional Hire to such transferee (the “Transferee”) for the time period beginning on the date of the Transfer and shall cease paying Additional Hire to the Company with respect to that Vessel on such date.  In the event of a Transfer, the parties hereto agree that the following provisions shall apply:

(i) with respect to the Transferee, the calculation of Aggregate TCE Revenue and Aggregate Basic Hire Paid for the Vessel subject to the Transfer shall include only the Pool Revenue, Time Charter Revenue, Spot Revenue and Basic Hire associated with such transferred Vessel for the entire Calculation Period (and the Calculation Period shall not be affected by the Transfer);

(ii) with respect to the Company, the calculation of Aggregate TCE Revenue and Aggregate Basic Hire Paid for the remaining Vessels owned by the Owners shall include the Pool Revenue, Time Charter Revenue, Spot Revenue and Basic Hire associated with the transferred Vessel for the portion of the Calculation Period prior to the Transfer;

(iii) OIN and the Charterers agree with the Company that they shall, if required by the Transferee, execute a charter framework agreement with the Transferee on substantially the same terms as this Agreement;

(iv) if more than one Vessel is transferred to the same Transferee, or to an Affiliate of a Transferee, Additional Hire shall be calculated on a fleetwide basis for that Transferee, and only one charter framework shall be required for such Transferee;

(v) if a Vessel is transferred to an Affiliate of DHT, the transferee shall be treated as though it is an Owner under this Agreement.

SECTION 4.02. Additional Hire Calculations for the First Four Fiscal Quarters.  For the period commencing on the Effective Date through September 30, 2006, the Additional Hire Payment Amount shall be calculated following the end of each Calculation Period (as defined below) as follows:

(a) The Calculation Periods shall be:

(i) for purposes of calculating the first Additional Hire Payment Amount, the time period commencing on the Effective Date and ending on December 31, 2005;

(ii) for purposes of calculating the second Additional Hire Payment Amount, the time period commencing on the Effective Date and ending on March 31, 2006;

(iii) for purposes of calculating the third Additional Hire Payment Amount, the time period commencing on the Effective Date and ending on June 30, 2006;

(iv) for purposes of calculating the fourth Additional Hire Payment Amount, the time period commencing on the Effective Date and ending on September 30, 2006.

(b) For each Calculation Period, if the Calculated Additional Hire exceeds the Prior Additional Hire Payment Amount, the Additional Hire Payment Amount shall equal the excess of the Calculated Additional Hire over the Prior Additional Hire Payment Amount.  If the Prior Additional Hire Payment Amount exceeds the Calculated Additional Hire, the Additional Hire Payment Amount shall equal zero dollars.

(c) The following definitions shall apply to this Section 4.02 only:

(i)  “Aggregate TCE Revenue” means the sum of (a) the cumulative Pool Revenue earned by the Vessels in respect of the relevant Calculation Period, (b) the cumulative Time Charter Revenue earned by the Vessels in respect of the relevant Calculation Period and (c) the cumulative Spot Revenue earned by the Vessels in respect of the relevant Calculation Period;

(ii) “Aggregate Basic Hire Paid” means the cumulative amount of Basic Hire paid by the Charterers to the Owners pursuant to the terms of each Time Charter in the Calculation Period for which the Additional Hire Payment Amount is being calculated, as adjusted by any applicable Offhire Adjustment.

(iii) “Prior Additional Hire Payment Amount” means the aggregate of the Additional Hire Payment Amounts paid to the Company for the prior quarters in the Calculation Period (excluding the calendar quarter for which the Additional Hire Payment Amount calculation is being made).

(d) Any excess of Prior Additional Hire Payment Amount over Calculated Additional Hire for the Calculation Period ending on September 30, 2006 (“Year 1 Deficit Carryforward”) shall be carried forward for up to the following four fiscal quarters and serve to reduce, but not to below zero, the Additional Hire Payment Amount in each of those quarters, as set forth below.

SECTION 4.03. Additional Hire Calculations for Periods Subsequent to September 30, 2006.  For all periods following September 30, 2006, the Additional Hire Payment Amount shall be calculated following the end of each Calculation Period (as defined below) as follows:

(a) Each Calculation Period shall consist of the four consecutive calendar quarters ending on the last day of the calendar quarter for which the Additional Hire calculation is being made.

(b) For each Calculation Period, the Additional Hire Payment Amount shall equal the Calculated Additional Hire for that Calculation Period, minus the Additional Hire Payment Offset; provided that, if the deduction of the Additional Hire Payment Offset would result in a negative number, the Additional Hire Payment Amount shall be reduced by that portion of the Additional Hire Payment Offset that reduces the Additional Hire Payment Amount to zero.

(c) The following definitions shall apply to this Section 4.03 only:

(i) “Additional Hire Payment Offset” for the Calculation Period ending December 31, 2006, shall be equal to the Year 1 Deficit Carryforward.  For each Calculation Period thereafter ending on or prior to September 30, 2007, the Additional Hire Payment Offset shall equal the Year 1 Deficit Carryforward minus the cumulative amount of Additional Hire Payment Offsets previously used to reduce the Additional Hire Payment Amount.  The Additional Hire Payment Offset shall be zero for all Calculation Periods ending after September 30, 2007.

(ii) “Aggregate TCE Revenue” means the sum of the Rolling Average TCE Revenue for each of the Vessels in the quarter for which the Additional Hire Payment Amount is being calculated.

(iii) “Aggregate Basic Hire Paid” means the total amount of Basic Hire paid by the Charterers to the Owners pursuant to the terms of each Time Charter in the quarter for which the Additional Hire Payment Amount is being calculated as adjusted by any applicable Offhire Adjustment.

(iv) “Rolling Average TCE Revenue” is calculated separately for each Vessel for the last calendar quarter in any Calculation Period and is equal to the product of (i) the Rolling Average TCE Rate calculated for the applicable calendar quarter and (ii) the number of days the Vessel was on hire under its Time Charter in such calendar quarter.

(v) “Rolling Average TCE Rate” is calculated separately for each Vessel for the last calendar quarter in any Calculation Period and is equal to the sum of (i) all Pool Revenue, plus (ii) all Time Charter Revenue, plus (iii) all Spot Revenue, earned by a Vessel in the applicable Calculation Period; divided by the number of days the Vessel was on hire under its Time Charter in such Calculation Period.

ARTICLE V

GENERAL PROVISIONS

SECTION 5.01. Marketing; Preferential Treatment.  During the term of this Agreement, OIN and the Charterers shall use their commercial best efforts to subcharter the Vessels on market terms, including, without limitation, ensuring that preferential treatment is not given to any other vessels owned, managed by or under control of OIN or any of its or any of its affiliates (including, without limitation, Overseas Shipholding Group, Inc.) when subchartering any of the Vessels.

SECTION 5.02. Broker Panel Determinations and Expenses.  Determinations of the Broker Panel shall be binding on the Company, the Charterers and OIN.  The Company and OIN shall each be responsible for 50% of the expenses of the Broker Panel (and any experts engaged by the Broker Panel) as they relate to the Vessels or any other matter covered by the terms of this Agreement.

SECTION 5.03. Term.  This Agreement shall commence on the Effective Date and terminate upon the termination of the last Time Charter then in effect; provided, however, that the termination of this Agreement shall not impair any rights or obligations of any Party arising hereunder prior to such termination.

SECTION 5.04. Choice of Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, USA.

SECTION 5.05. Arbitration.  Any dispute arising under this Agreement shall be resolved by arbitration in accordance with the provisions set forth in the Time Charter for the Vessel Overseas Ann, substituting OIN for the Charterer and the Company for the Owner.

SECTION 5.06. Entire Agreement.  This Agreement constitutes the entire agreement of the Parties relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written, relating to the matters contained herein.

SECTION 5.07. Amendment or Modification.  This Agreement may be amended or modified from time to time only by the written agreement of all of the Parties.

SECTION 5.08. Assignment; Joinder.  (a)  No Party shall have the right to assign its rights or obligations under this Agreement without the consent of the other Parties hereto, it being understood that this Agreement shall be binding upon the Transferee of a Vessel as provided in Section 4.01(b).

SECTION 5.09. Notices.  Unless otherwise provided herein, any notice, request, consent, instruction or other document to be given hereunder by any Party to another Party shall be in writing and shall be deemed given (a) when received if delivered personally or by courier; or (b) on the date receipt is acknowledged if delivered by certified mail, postage prepaid, return receipt requested or (c) on the day of transmission if sent by facsimile transmission and receipt thereof is confirmed, as follows:

(i) if to the Company, addressed to:

                                                Double Hull Tankers, Inc.
                                                26 New Street
                                                St. Helier, Jersey JE23RA
                                                Channel Islands
                                                Attention: Chief Executive Officer
                                                Telephone: +44 (0) 1534 639759
                                                Facsimile:

(ii) if to OIN or any Charterer, c/o of OSG Ship Management, Inc. at:

                                                OSG Ship Management, Inc.
                                                666 Third Avenue
                                                New York, NY 10017
                                                Attention:  Treasurer
                                                Telephone: 212-953-4100
                                                Facsimile: 212-578-1832

or to such other place and with such other copies as any Party may designate as to itself by written notice to the others in accordance with this Section 5.09.

SECTION 5.10. Counterparts.  This Agreement may be executed in any number of counterparts with the same effect as if all signatory parties had signed the same document.  All counterparts shall be construed together and shall constitute one and the same instrument.

SECTION 5.11. Severability.  If any provision of this Agreement or the application thereof to any entity or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

SECTION 5.12. U.S. Currency.  All sums and amounts payable to or to be payable pursuant to the provisions of this Agreement shall be payable currency of the United States of America that, at the time of payment, is legal tender for the payment of public and private debts in the United States of America.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their duly authorized representatives as of the day and year first above written.

DOUBLE HULL TANKERS, INC.,		OSG INTERNATIONAL, INC.,

By: /s/ Ole Jacob Diesen		By	/s/ Myles R. Itkin
	Ole Jacob Diesen		Myles R. Itkin

ANN TANKER CORPORATION		DHT ANN VLCC CORP.,

By:	/s/ Ole Jacob Diesen	By	/s/ Myles R. Itkin
	Ole Jacob Diesen		Myles R. Itkin

CHRIS TANKER CORPORATION		DHT CHRIS VLCC CORP.,

By:	/s/ Ole Jacob Diesen	By	/s/ Myles R. Itkin
	Ole Jacob Diesen		Myles R. Itkin

REGAL UNITY TANKER CORPORATION		DHT REGAL UNITY VLCC CORP.,

By:	/s/ Ole Jacob Diesen	By	/s/ Myles R. Itkin
	Ole Jacob Diesen		Myles R. Itkin

CATHY TANKER CORPORATION		DHT CATHY AFRAMAX CORP.

By:	/s/ Ole Jacob Diesen	By	/s/ Myles R. Itkin
	Ole Jacob Diesen		Myles R. Itkin

SOPHIE TANKER CORPORATION		DHT SOPHIE AFRAMAX CORP.

By:	/s/ Ole Jacob Diesen	By	/s/ Myles R. Itkin
	Ole Jacob Diesen		Myles R. Itkin

REBECCA TANKER CORPORATION		DHT REBECCA AFRAMAX CORP.

By:	/s/ Ole Jacob Diesen	By	/s/ Myles R. Itkin
	Ole Jacob Diesen		Myles R. Itkin

ANIA AFRAMAX CORPORATION		DHT ANIA AFRAMAX CORP.

By:	/s/ Ole Jacob Diesen	By	/s/ Myles R. Itkin
	Ole Jacob Diesen		Myles R. Itkin

SCHEDULE A

VESSEL	OWNER	CHARTERER
Overseas Ann	Ann Tanker Corporation	DHT Ann VLCC Corp.
Overseas Chris	Chris Tanker Corporation	DHT Chris VLCC Corp.
Regal Unity	Regal Unity Tanker Corporation	DHT Regal Unity VLCC Corp.
Overseas Cathy	Cathy Tanker Corporation	DHT Cathy Aframax Corp.
Overseas Sophie	Sophie Tanker Corporation	DHT Sophie Aframax Corp.
Rebecca	Rebecca Tanker Corporation	DHT Rebecca Aframax Corp.
Ania	Ania Aframax Corporation	DHT Ania Aframax Corp.

SCHEDULE B-1

EXAMPLE OF ADDITIONAL HIRE CALCULATION USING CERTAIN OPERATING ASSUMPTIONS

GENERAL DATA

“Effective Date”: 10/17/05

		for calendar quarter (or part thereof) ended
		12/31/05	3/31/06	6/30/06	9/30/06	12/31/06	3/31/07

Available revenue days		76	90	91	92	92	90
Number of days in “Calculation Period”		76	166	257	349	92	90
Pool earnings assumption for 100-point vessel ($/day)
VLCC (TI Pool)		40,000	45,000	30,000	39,000	45,000	40,000
Aframaxes (TI Pool)		30,000	32,500	22,500	20,000	32,500	24,000

“Basic Hire” rate from Time Charters (steps up each October 17th) (1)
Overseas Ann/Chris, Regal Unity		37,200	37,200	37,200	37,200	37,400	37,400
Overseas Cathy/Sophie		24,500	24,500	24,500	24,500	24,700	24,700
Rebecca/Ania		18,500	18,500	18,500	18,500	18,700	18,700

VESSEL-LEVEL CALCULATIONS
Overseas Ann
On-hire days		76	90	91	80	92	90
Pool earnings ($/day)	pool points (2): 99.4%	39,760	44,730	29,820	38,766	44,730	39,760
Revenue		3,021,760	4,025,700	2,713,620	3,101,280	4,115,160	3,578,400
Effective TCE rate / “Rolling Average TCE Rate” (3)		39,760	44,730	29,820	38,766	39,535	38,268
TCE Revenue / “Rolling Average TCE Revenue” (4)		3,021,760	4,025,700	2,713,620	3,101,280	3,637,195	3,444,083
“Basic Hire”		2,827,200	3,348,000	3,385,200	2,976,000	3,437,600	3,366,000

Overseas Chris
On-hire days		76	90	91	92	81	90
Pool earnings ($/day)	pool points: 99.4%	39,760	44,730	29,820	38,766	44,730	39,760
Revenue		3,021,760	4,025,700	2,713,620	3,566,472	3,623,130	3,578,400
Effective TCE rate / “Rolling Average TCE Rate”		39,760	44,730	29,820	38,766	39,347	38,084
TCE Revenue / “Rolling Average TCE Revenue”		3,021,760	4,025,700	2,713,620	3,566,472	3,187,126	3,427,531
“Basic Hire”		2,827,200	3,348,000	3,385,200	3,422,400	3,026,200	3,366,000

Regal Unity
On-hire days		76	90	91	92	92	76
Pool earnings ($/day)	pool points: 98.8%	39,520	44,460	29,640	38,532	44,460	39,520
Revenue		3,003,520	4,001,400	2,697,240	3,544,944	4,090,320	3,003,520
Effective TCE rate / “Rolling Average TCE Rate”		39,520	44,460	29,640	38,532	39,271	37,994
TCE Revenue / “Rolling Average TCE Revenue”		3,003,520	4,001,400	2,697,240	3,544,944	3,612,929	2,887,572
“Basic Hire”		2,827,200	3,348,000	3,385,200	3,422,400	3,437,600	2,842,400

Overseas Cathy
On-hire days		76	90	91	92	92	88
Pool earnings ($/day)	pool points: 107.13%	32,139	34,817	24,104	21,426	34,817	25,711
Revenue		2,442,564	3,133,553	2,193,487	1,971,192	3,203,187	2,262,586
Effective TCE rate / “Rolling Average TCE Rate”		32,139	34,817	24,104	21,426	28,771	26,530
TCE Revenue / “Rolling Average TCE Revenue”		2,442,564	3,133,553	2,193,487	1,971,192	2,646,933	2,334,655
“Basic Hire”		1,862,000	2,205,000	2,229,500	2,254,000	2,269,200	2,173,600

		for calendar quarter (or part thereof) ended
		12/31/05	3/31/06	6/30/06	9/30/06	12/31/06	3/31/07
	Overseas Sophie
	On-hire days	76	88	91	92	92	90
Pool earnings ($/day)	pool points: 107.13%	32,139	34,817	24,104	21,426	34,817	25,711
	Revenue	2,442,564	3,063,918	2,193,487	1,971,192	3,203,187	2,314,008
	Effective TCE rate / “Rolling Average TCE Rate”	32,139	34,817	24,104	21,426	28,738	26,526
	TCE Revenue / “Rolling Average TCE Revenue”	2,442,564	3,063,918	2,193,487	1,971,192	2,643,868	2,387,311
	“Basic Hire”	1,862,000	2,156,000	2,229,500	2,254,000	2,269,200	2,223,000

	Rebecca
	On-hire days	76	90	91	86	92	90
Pool earnings ($/day)	pool points: 90.93%	27,279	29,552	20,459	18,186	29,552	21,823
	Revenue	2,073,204	2,659,703	1,861,792	1,563,996	2,718,807	1,964,088
	Effective TCE rate / “Rolling Average TCE Rate”	27,279	29,552	20,459	18,186	24,525	22,587
	TCE Revenue / “Rolling Average TCE Revenue”	2,073,204	2,659,703	1,861,792	1,563,996	2,256,254	2,032,817
	“Basic Hire”	1,406,000	1,665,000	1,683,500	1,591,000	1,717,200	1,683,000

	Ania
	On-hire days	76	90	91	92	92	84
Pool earnings ($/day)	pool points: 90.93%	27,279	29,552	20,459	18,186	29,552	21,823
	Revenue	2,073,204	2,659,703	1,861,792	1,673,112	2,718,807	1,833,149
	Effective TCE rate / “Rolling Average TCE Rate”	27,279	29,552	20,459	18,186	24,420	22,526
	TCE Revenue / “Rolling Average TCE Revenue”	2,073,204	2,659,703	1,861,792	1,673,112	2,246,669	1,892,190
	“Basic Hire”	1,406,000	1,665,000	1,683,500	1,702,000	1,717,200	1,570,800

	FLEET-LEVEL CALCULATIONS

	Aggregate of revenue contributions (5)	18,078,576	23,569,676	16,235,037	17,392,188	20,230,975	18,406,160
	Aggregate of “Basic Hire”	15,017,600	17,735,000	17,981,600	17,621,800	17,874,200	17,224,800

	“Aggregate TCE Revenue” (6)	18,078,576	41,648,252	57,883,289	75,275,477	20,230,975	18,406,160
	“Aggregate Basic Hire Paid”	15,017,600	32,752,600	50,734,200	68,356,000	17,874,200	17,224,800
	Excess revenue	3,060,976	8,895,652	7,149,089	6,919,477	2,356,775	1,181,360
	DHT profit share percentage@ 40%	x 40%	x 40%	x 40%	x 40%	x 40%	x 40%
	“Calculated Additional Hire” (7)	1,224,390	3,558,261	2,859,635	2,767,791	942,710	472,544
Less:	“Prior Additional Hire Payment Amount”	—	1,224,390	3,558,261	3,558,261	—	—
“Additional Hire Payment Offset”		—	—	—	—	790,470	—
	“Additional Hire Payment Amount” (8)	1,224,390	2,333,870	0	0	152,240	472,544

	“Year 1 Deficit Carryforward”				790,470	0	0

Notes to Schedule B-1

This sample calculation assumes that each Vessel Operates in a Pool for the entire time period covered and that no Offhire Adjustment applies.  This Schedule is for illustration purposes only.  See Schedule B-2 for a sample calculation of Spot Revenue.  If Spot Revenue or Time Charter Revenue were earned by a Vessel, the revenue would be included in the “Revenue” line for each Vessel.

1)              The Basic Hire Rate (as defined in Clause 99 of each Time Charter) steps up on each anniversary of the Effective Date, so that each fourth fiscal quarter (ending on December 31) will have two Basic Hire Rates in effect.  For the purposes of this Exhibit, drydock off-hire periods occurring in such quarters containing a step-up in the Basic Hire Rate are assumed to take place in the latter portion of such quarter, reducing Basic Hire that would otherwise be earned at the higher rate.

2)              Pool points are used in the determination of time charter equivalent revenue by the manager of the Pool and are shown here for illustration purposes only.  In this example, pool earnings are derived by multiplying pool points times the assumed earnings for a 100 point vessel.  The pool earnings shown on this Schedule are as per those in effect for the Vessels on the Effective Date as determined by the manager of the respective Pool.  Pool points are subject to change by the manager of the respective pool (on a semiannual basis for both Pools as of the Effective Date).  For purposes of this Schedule, Pool Revenue is equal to the Revenue line (as all Vessels are assumed to only Operate in Pools), which is equal to pool earnings times on-hire days, without adjustment.

3)              For periods prior to September 30, 2006, the TCE Rate is shown on this Schedule, and is the same as “pool earnings.”  The TCE Rate is not a defined term in this Agreement.  For periods after September 30, 2006, the Rolling Average TCE Rate applies.  The Rolling Average TCE Rate for Pool Revenue is functionally equal to the weighted average of the TCE rates reported by the pool manager for the four quarters ending on the last day of such quarter.  In this Schedule, the Rolling Average TCE Rate is equal to the sum of Revenue for the previous four quarters divided by the sum of on-hire days.

4)              For periods prior to September 30, 2006, TCE Revenue is shown on this Schedule, and is the same as “Revenue.”  TCE Revenue is not a defined term in this Agreement.  For periods after September 30, 2006, Rolling Average TCE Revenue applies and is obtained by multiplying the Rolling Average TCE Rate by the number of on-hire days in the Calculation Period for the Vessel.

5)              Aggregate of revenue contributions is the sum of the TCE Revenue / Rolling Average TCE Revenue for all Vessels.

6)              Aggregate TCE Revenue is calculated as:

a)              for the each of the first four fiscal quarters (including stub first quarter), the cumulative amount of aggregate revenue contributions earned for the Calculation Period or

b)             for each calendar quarter thereafter, the aggregate amount of revenue contributions earned for the current quarter.

 Aggregate Base Hire Paid is then calculated on the same basis from Basic Hire.

7)              Calculated Additional Hire is calculated as 40% of any excess revenue (Aggregate TCE Revenue less Aggregate Base Hire Paid).

8)              Additional Hire Payment Amount is calculated as:

a)              for the each of the first four fiscal quarters (including stub first quarter), the excess, if any, of Calculated Additional Hire (which has been earned on a cumulative basis for the Calculation Period commencing on the Effective Date through the last day of the quarter in question), over Prior Additional Payment Amount, which is defined as the cumulative Additional Hire Payment Amount paid since the Effective Date.  Any excess of Prior Additional Payment Amount over Calculated Additional Hire existing as at September 30, 2006, which would result from no additional hire payment being made in respect of that quarter and possibly other preceding quarters, will create a deficit balance called Year 1 Deficit Carryforward that can be carried forward and drawn against in future quarters (through September 30, 2007) to reduce (in the form of an Additional Hire Payment Offset) the additional hire payments otherwise payable in respect of such quarters

b)             for any calendar quarter thereafter, Calculated Additional Hire (which has been earned for the quarter in question on the basis of the four-quarter average TCE rates) as reduced, but not below zero, by any remaining balance in the Year 1 Deficit Carryforward which, on such reduction, shall be reduced by an equal amount.  Any Year 1 Deficit Carryforward existing as at September 30, 2007 after any Additional Hire Payment Offset is taken in respect of the quarter ending on such date will be cancelled at such time.

SCHEDULE B-2

SAMPLE CALCULATION OF SPOT MARKET REVENUE

OVERSEAS ANN/CHRIS

Route	Route A	Route B	Route C

Loading port	Ras Tanura	Ras Tanura	Offshore Bonny
Discharge port	Chiba	LOOP	LOOP
“Voyage Distance” (in nm)	6,652	12,392	6,020

“Voyage Speed” (laden, in knots)	14.75	14.75	14.75
“Voyage Speed” (ballast, in knots)	15.75	15.75	15.75
Steaming allowance	7.5%	7.5%	7.5%

“Average WS Spot Rate” (From Broker Panel)	110	100	120

VOYAGE CALCULATION

“Worldscale Flat Rate” (in $/mt)	$13.39	$22.26	$11.30
x “Average WS Spot Rate” / 100	1.10	1.00	1.20
Freight rate (in $/mt)	$14.729	$22.260	$13.560
x “Cargo Size” (in mt)	250,000	280,000	260,000
“Freight Income” (in $)	$3,682,250.00	$6,232,800.00	$3,525,600.00
- Brokerage/Comm Mgmt (@ 3.75%)	(138,084.38)	(233,730.00)	(132,210.00)
- “Bunker Costs”	(1,049,714.75)	(1,902,964.00)	(955,965.50)
- “Port Charges” (see below)	(147,000.00)	(37,000.00)	(25,000.00)
Net freight income	$2,347,450.88	$4,059,106.00	$2,412,424.50
/ “Voyage Duration” (in days)	46.83	80.78	43.10
“Average TCE Spot Rate” (in $/day)	$50,127.07	$50,248.90	$55,972.73
X Weighting factor	0.50	0.46	0.04
Weighted amounts	$25,063.54	$23,114.49	$2,238.91

Σ = “Weighted Average TCE Rate” (in $/day)		$50,416.94

Vessel	O’seas Ann	O’seas Chris	Regal Unity

“Weighted Average TCE Rate” (in $/day)	$50,416.94	$50,416.94	$50,416.94
“Spot Market Days” (in days)	92.00	83.50	92.00
“Spot Market Revenue” (in $)	$4,638,358.41	$4,209,814.43	$4,638,358.41

VOYAGE CALCULATION INPUTS

	Route A	Route B	Route C

Laden Leg
“Voyage Distance” (nm)	6,652	12,392	6,020
/ “Voyage Speed” (laden, in kts, net of steaming allowance)	13.64	13.64	13.64
Voyage duration (laden leg, in hrs)	487.55	908.25	441.23
Voyage duration (laden leg, in days)	20.31	37.84	18.38
x Laden Leg Consumption (in mt/day)	105.00	105.00	105.00
“Laden Leg Bunkers Used” (in mt)	2,132.55	3,973.20	1,929.90

Ballast Leg
“Voyage Distance” (nm)	6,652	12,392	6,020
/ “Voyage Speed” (ballast, in kts, net of steaming allowance)	14.57	14.57	14.57
Voyage duration (ballast leg, in hrs)	456.59	850.59	413.21
Voyage duration (ballast leg, in days)	19.02	35.44	17.22
x Ballast Leg Consumption (in mt/day)	100.00	100.00	100.00
“Ballast Leg Bunkers Used” (in mt)	1,902.00	3,544.00	1,722.00

Bunker Costs
“Load Port Bunkers Used” (in mt)	50.00	50.00	50.00
+ “Laden Leg Bunkers Used” (in mt)	2,132.55	3,973.20	1,929.90
+ “Discharge Port Bunkers Used” (in mt)	200.00	200.00	200.00
+ “Ballast Leg Bunkers Used” (in mt)	1,902.00	3,544.00	1,722.00
“Bunkers Used” (in mt)	4,284.55	7,767.20	3,901.90
x “Bunker Price” (in $/mt, see below)	$245.00	$245.00	$245.00
“Bunker Costs” (in $)	$1,049,714.75	$1,902,964.00	$955,965.50

Voyage Duration
“Time in Port” (loading, in days)	3.00	3.00	3.00
+ Voyage duration (laden leg, in hrs)	20.31	37.84	18.38
+ “Time in Port” (discharging, in days)	3.00	3.00	3.00
+ Voyage duration (ballast leg, in days)	19.02	35.44	17.22
+ “Time in Port” (idling, in days)	1.50	1.50	1.50
“Voyage Duration”	46.83	80.78	43.10

Port Charges
Port charges (load port, in $)	$32,000.00	$32,000.00	$20,000.00
Port charges (discharge port, in $)	115,000.00	5,000.00	5,000.00
“Port Charges”	$147,000.00	$37,000.00	$25,000.00

Calculation of “Bunker Price”	Average Price	Weighting	Weighted Price

Fujairah Price (in $/mt)	$240.00	0.500	$120.00
Houston Price (in $/mt)	$250.00	0.500	125.00
“Bunker Price” (in $/mt)			$245.00

SAMPLE CALCULATION OF SPOT MARKET REVENUE

OVERSEAS CATHY/SOPHIE

Route	Route D	Route E	Route F

Loading port	Puerto la Cruz	Sullom Voe	Banias
Discharge port	Corpus Christi	Wilhelmshaven	Lavera
“Voyage Distance” (in nm)	2,161	600	1,672

“Voyage Speed” (laden, in knots)	15.00	15.00	15.00
“Voyage Speed” (ballast, in knots)	15.00	15.00	15.00
Steaming allowance	7.5%	7.5%	7.5%

“Average WS Spot Rate” (From Broker Panel)	250	200	220

VOYAGE CALCULATION

“Worldscale Flat Rate” (in $/mt)	$5.49	$4.45	$5.35
x “Average WS Spot Rate” / 100	2.50	2.00	2.20
Freight rate (in $/mt)	$13.725	$8.900	$11.770
x “Cargo Size” (in mt)	70,000	80,000	80,000
“Freight Income” (in $)	$960,750.00	$712,000.00	$941,600.00
- Brokerage/Comm Mgmt (@ 3.75%)	(36,028.13)	(26,700.00)	(35,310.00)
- “Bunker Costs”	(211,864.50)	(66,240.00)	(166,221.00)
- “Port Charges”	(85,000.00)	(220,000.00)	(155,000.00)
Net freight income	$627,857.38	$399,060.00	$585,069.00
/ “Voyage Duration” (in days)	17.98	8.60	15.04
“Average TCE Spot Rate” (in $/day)	$34,919.77	$46,402.33	$38,900.86
x Weighting factor	0.50	0.25	0.25
Weighted amounts	$17,459.88	$11,600.58	$9,725.22

Σ = “Weighted Average TCE Rate” (in $/day)		$38,785.68

Vessel	O’seas Cathy	O’seas Sophie

“Weighted Average TCE Rate” (in $/day)	$38,785.68	$38,785.68
“Spot Market Days” (in days)	92.00	92.00
“Spot Market Revenue” (in $)	$3,568,282.56	$3,568,282.56

VOYAGE CALCULATION INPUTS

	Route D	Route E	Route F

Laden Leg
“Voyage Distance” (nm)	2,161	600	1,672
/ “Voyage Speed” (laden, in kts, net of steaming allowance)	13.88	13.88	13.88
Voyage duration (laden leg, in hrs)	155.75	43.24	120.50
Voyage duration (laden leg, in days)	6.49	1.80	5.02
x Laden Leg Consumption (in mt/day)	60.00	60.00	60.00
“Laden Leg Bunkers Used” (in mt)	389.40	108.00	301.20

Ballast Leg
“Voyage Distance” (nm)	2,161	600	1,672
/ “Voyage Speed” (ballast, in kts, net of steaming allowance)	13.88	13.88	13.88
Voyage duration (ballast leg, in hrs)	155.75	43.24	120.50
Voyage duration (ballast leg, in days)	6.49	1.80	5.02
x Ballast Leg Consumption (in mt/day)	60.00	60.00	60.00
“Ballast Leg Bunkers Used” (in mt)	389.40	108.00	301.20

Bunker Costs
“Load Port Bunkers Used” (in mt)	20.00	20.00	20.00
+ “Laden Leg Bunkers Used” (in mt)	389.40	108.00	301.20
+ “Discharge Port Bunkers Used” (in mt)	20.00	20.00	20.00
+ “Ballast Leg Bunkers Used” (in mt)	389.40	108.00	301.20
“Bunkers Used” (in mt)	818.80	256.00	642.40
x “Bunker Price” (in $/mt)	$258.75	$258.75	$258.75
“Bunker Costs” (in $)	$211,864.50	$66,240.00	$166,221.00

Voyage Duration
“Time in Port” (loading, in days)	2.00	2.00	2.00
+ Voyage duration (laden leg, in hrs)	6.49	1.80	5.02
+ “Time in Port” (discharging, in days)	2.00	2.00	2.00
+ Voyage duration (ballast leg, in days)	6.49	1.80	5.02
+ “Time in Port” (idling, in days)	1.00	1.00	1.00
“Voyage Duration”	17.98	8.60	15.04

Port Charges
Port charges (load port, in $)	$60,000.00	$135,000.00	$30,000.00
Port charges (discharge port, in $)	25,000.00	85,000.00	125,000.00
“Port Charges”	$85,000.00	$220,000.00	$155,000.00

Calculation of “Bunker Price”	Average Price	Weighting	Weighted Price

Houston Price (in $/mt)	$260.00	0.500	$130.00
Rotterdam Price (in $/mt)	$255.00	0.250	63.75
Gibraltar Price (in $/mt)	$260.00	0.250	65.00
“Bunker Price” (in $/mt)			$258.75

SAMPLE CALCULATION OF SPOT MARKET REVENUE

ANIA AND REBECCA

Route	Route D	Route E	Route F

Loading port	Puerto la Cruz	Sullom Voe	Banias
Discharge port	Corpus Christi	Wilhelmshaven	Lavera
“Voyage Distance” (in nm)	2,161	600	1,672

“Voyage Speed” (laden, in knots)	13.30	13.30	13.30
“Voyage Speed” (ballast, in knots)	13.30	13.30	13.30
Steaming allowance	7.5%	7.5%	7.5%

“Average WS Spot Rate” (From Broker Panel)	250	200	220

VOYAGE CALCULATION

“Worldscale Flat Rate” (in $/mt)	$5.49	$4.45	$5.35
x “Average WS Spot Rate” / 100	2.50	2.00	2.20
Freight rate (in $/mt)	$13.725	$8.900	$11.770
x “Cargo Size” (in mt)	70,000	80,000	80,000
“Freight Income” (in $)	$960,750.00	$712,000.00	$941,600.00
- Brokerage/Comm Mgmt (@ 3.75%)	(36,028.13)	(26,700.00)	(35,310.00)
- “Bunker Costs”	(150,509.70)	(49,219.43)	(118,724.85)
- “Port Charges”	(85,000.00)	(220,000.00)	(155,000.00)
Net freight income	$689,212.18	$416,080.58	$632,565.15
/ “Voyage Duration” (in days)	19.64	9.06	16.32
“Average TCE Spot Rate” (in $/day)	$35,092.27	$45,925.01	$38,760.12
x Weighting factor	0.50	0.25	0.25
Weighted amounts	$17,546.13	$11,481.25	$9,690.03

Σ = “Weighted Average TCE Rate” (in $/day)		$38,717.42

Vessel	Ania	Rebecca

“Weighted Average TCE Rate” (in $/day)	$38,717.42	$38,717.42
“Spot Market Days” (in days)	92.00	86.00
“Spot Market Revenue” (in $)	$3,562,002.34	$3,329,697.84

VOYAGE CALCULATION INPUTS

	Route D	Route E	Route F

Laden Leg
“Voyage Distance” (nm)	2,161	600	1,672
/ “Voyage Speed” (laden, in kts, net of steaming allowance)	12.30	12.30	12.30
Voyage duration (laden leg, in hrs)	175.66	48.77	135.91
Voyage duration (laden leg, in days)	7.32	2.03	5.66
x Laden Leg Consumption (in mt/day)	37.00	37.00	37.00
“Laden Leg Bunkers Used” (in mt)	270.84	75.11	209.42

Ballast Leg
“Voyage Distance” (nm)	2,161	600	1,672
/ “Voyage Speed” (ballast, in kts, net of steaming allowance)	12.30	12.30	12.30
Voyage duration (ballast leg, in hrs)	175.66	48.77	135.91
Voyage duration (ballast leg, in days)	7.32	2.03	5.66
x Ballast Leg Consumption (in mt/day)	37.00	37.00	37.00
“Ballast Leg Bunkers Used” (in mt)	270.84	75.11	209.42

Bunker Costs
“Load Port Bunkers Used” (in mt)	20.00	20.00	20.00
+ “Laden Leg Bunkers Used” (in mt)	270.84	75.11	209.42
+ “Discharge Port Bunkers Used” (in mt)	20.00	20.00	20.00
+ “Ballast Leg Bunkers Used” (in mt)	270.84	75.11	209.42
“Bunkers Used” (in mt)	581.68	190.22	458.84
x “Bunker Price” (in $/mt)	$258.75	$258.75	$258.75
“Bunker Costs” (in $)	$150,509.70	$49,219.43	$118,724.85

Voyage Duration
“Time in Port” (loading, in days)	2.00	2.00	2.00
+ Voyage duration (laden leg, in hrs)	7.32	2.03	5.66
+ “Time in Port” (discharging, in days)	2.00	2.00	2.00
+ Voyage duration (ballast leg, in days)	7.32	2.03	5.66
+ “Time in Port” (idling, in days)	1.00	1.00	1.00
“Voyage Duration”	19.64	9.06	16.32

Port Charges
Port charges (load port, in $)	$60,000.00	$135,000.00	$30,000.00
Port charges (discharge port, in $)	25,000.00	85,000.00	125,000.00
“Port Charges”	$85,000.00	$220,000.00	$155,000.00

Calculation of “Bunker Price”	Average Price	Weighting	Weighted Price

Houston Price (in $/mt)	$260.00	0.500	$130.00
Rotterdam Price (in $/mt)	$255.00	0.250	63.75
Gibraltar Price (in $/mt)	$260.00	0.250	65.00
“Bunker Price” (in $/mt)			$258.75

SCHEDULE C
Description of Pool Allocation

Calculation of Pool Earnings

Pool Earnings in respect of all pool vessels in any one pool year are equal to pool gross revenues, as described below, less pool expenses, as described below.

Pool gross revenues are comprised principally of:

(i)                                     each pool vessel’s total voyage income (including without limitation freight and demurrage);

(ii)                                  hire received for pool vessels fixed on time charters;

(ii)                                  the pool share of any salvage money;

(iv)                              interest earned by the pool;

(v)                                 insurance money paid out under policies taken out by the pool; and

(vi)                              all income of any  nature due to the pool arising out of the operation of or in any way connected to the pool vessels.

Any expenses payable by the charterer under a transportation contract or COA are treated as income and then deducted below as pool expenses.

Pool expenses are comprised principally of:

(i)                                     each pool vessel’s total voyage expenses payable under the applicable transportation contract or COA including without limitation, agents, tugs, port expenses, wharfage, brokerage commissions, bunkers, canal fees and additional war risk premiums;

(ii)                                  any liabilities or damages payable by the pool to any contractual party;

(iii)                               all other expenses or amounts payable by the pool in connection with the operation of the pool vessels and in connection with performing the business of the pool;

(iv)                              all costs in connection with the administration of the pool;

(v)                                 all other costs relating to the pool;

(vi)                              claims relating to COAs where no vessels have been nominated; and

(vii)                           any claims or deductions (or any parts thereof) which cannot be deducted from a participant’s entitlement to hire.

How an individual Vessel Share is calculated

The time charter equivalent revenue allocated to each pool vessel is calculated as follows:

(A x B) / C

Where:

A = Pool Earnings for a particular month

B = Key Entitlement for the pool Vessel

C = the sum of Key Entitlements for all pool Vessels.

The “Key Entitlement” is the figure obtained by taking the pool points applicable to the pool Vessel in the month and multiplying it by the net number of days the pool Vessel was on hire to the pool in the month.